Exhibit 23.1



                            Consent of Independent Certified Public Accountants


Board of Directors
Innovo Group Inc.

           We hereby consent to the incorporation by reference of our reports dated February 6, 1998 relating to the consolidated financial statements and schedule of Innovo Group Inc. and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1997 and the Registration Statement on Form S-3 (No. 333-35981) and the Prospectus constituting a part of that Registration Statement.

           We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                             /s/BDO SEIDMAN, LLP
                                                                BDO Seidman, LLP


Atlanta, Georgia
March 18, 1998